UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2022

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street, Los Angeles, California 90021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	GES	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 18, 2022, pursuant to existing stock repurchase authorizations, GUESS?, Inc. (the “Company”) entered into an accelerated share repurchase agreement (the “ASR Contract”) with Barclays Bank PLC (in such capacity, the “ASR Counterparty”), to repurchase an aggregate of $175.0 million of the Company’s common stock.

Under the ASR Contract, the Company will make a payment of $175.0 million to the ASR Counterparty and will receive an initial delivery of shares of its common stock on March 21, 2022, representing approximately 40% of the total shares that are expected to be repurchased under the ASR, such expected number of shares being equal to the payment divided by the closing price of the Company’s common stock on March 18, 2022. The exact number of shares the Company will repurchase under the ASR Contract will be based generally upon the average daily volume weighted average price of the common stock during the repurchase period, less a discount. At settlement, under certain circumstances, the ASR Counterparty may be required to deliver additional shares of common stock to the Company, or under certain circumstances, the Company may be required either to deliver shares of common stock or to make a cash payment to the ASR Counterparty. Final settlement of the transactions under the ASR Contract is expected to occur by the end of the third quarter of 2022.

The terms of the ASR Contract are subject to adjustment, including, but not limited to, adjustments arising if the Company enters into or announces certain types of transactions or takes certain corporate actions. The ASR Contract contains the principal terms and provisions governing the accelerated share repurchases, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the circumstances under which the ASR Counterparty is permitted to make adjustments to valuation and calculation periods and various acknowledgments, representations and warranties made by the Company and the ASR Counterparty to one another.

The foregoing description of the ASR Contract does not purport to be complete and is qualified in its entirety by reference to the ASR Contract, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 21, 2022, the Company issued a press release announcing the entry into the ASR Contract. A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference in its entirety. The information in this Item 7.01 and the attached Exhibit 99.1 to this Current Report on Form 8-K is being furnished (not filed) pursuant to Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Accelerated Share Repurchase Agreement between the Company and Barclays Bank PLC, dated March 18, 2022

99.1	Press Release of Guess?, Inc. dated March 21, 2022

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 21, 2022	GUESS?, INC.

		By:	/s/ Carlos Alberini
Carlos Alberini Chief Executive Officer

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